SCHEDULE 14C INFORMATION
                 Information Statement Pursuant To Section 14(c)
                       of the Securities Exchange Act 1934
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        LVIP SSgA S&P 500 Index Fund and LVIP SSgA Small-Cap Index Fund,
              A series of Lincoln Variable Insurance Products Trust
                (Name of Registrant as Specified In Its Charter)

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


                    LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
                          LVIP SSgA S&P 500 INDEX FUND
                         LVIP SSgA SMALL-CAP INDEX FUND
                              INFORMATION STATEMENT
                               DATED JULY 25, 2008

This statement provides information concerning sub-adviser changes for the LVIP SSgA S&P 500 Index Fund (formerly, LVIP S&P 500 Index Fund) and the LVIP SSgA Small-Cap Index Fund (formerly, LVIP Small-Cap Index Fund). We are not asking you for a proxy, and you are requested not to send us a proxy.

In the Trust's prospectus dated April 30, 2008, we notified you that SSgA Funds Management, Inc. ("SSgA FM") would serve as the new sub-adviser for the LVIP SSgA S&P 500 Index Fund and the LVIP SSgA Small-Cap Index Fund (the "Funds"). The former sub-adviser was Mellon Capital Management Corporation ("Mellon"). Lincoln Investment Advisors Corporation ("LIAC" or the "Adviser") remains the investment adviser to the Funds.

In accordance with an exemptive order dated November 7, 2006 that the Securities and Exchange Commission ("SEC") issued to Lincoln Variable Insurance Products Trust (the "Trust"), LIAC can hire, terminate and replace, as applicable, sub-advisers without shareholder approval. The additional information provided in this statement concerning the Fund's sub-adviser change is being provided to you pursuant to the SEC order.

I.   Background

At an in-person meeting on January 8, 2008, the Board of Trustees of Lincoln Variable Insurance Products Trust (the "Trust"), including a majority of the Independent Trustees, approved, effective April 30, 2008, SSgA FM to serve as the new sub-adviser of the Funds, as well as a new sub-advisory agreement with SSgA FM covering the Funds (the "Agreement"). SSgA FM's appointment as sub-adviser was made in accordance with the SEC exemptive order and does not require shareholder approval.

In preparation for their review of the Agreement, the Independent Trustees met in executive session with their independent legal counsel to consider the Agreement and reviewed materials provided prior to the meeting by Fund Management, LIAC and SSgA FM. In addition, the Independent Trustees reviewed a memorandum from their independent legal counsel that advised them of their fiduciary duties pertaining to approval of investment advisory and sub-advisory agreements and the factors that they should consider in approving such agreements. In considering approval of the Agreement, the Independent Trustees did not identify any single factor or group of factors as all-important or controlling and considered all factors together. The Independent Trustees reported that they had considered the following factors and reached the following conclusions with respect to their recommendations to the Board of Trustees ("Board"). The Board adopted the conclusions of the Independent Trustees.


II.    Board Consideration of the New Sub-Adviser

In considering the approval of the proposed Agreement between LIAC and SSgA FM on behalf of each of the Funds, the Board considered the nature, extent and quality of services to be provided by SSgA FM under the Agreement. The Board noted that the proposed Agreement contains substantially the same terms as those in place under the current sub-advisory agreements for the other Lincoln funds. The Board reviewed the services to be provided by SSgA FM, the background of the investment professionals proposed to service the Funds, the resources and investment process of SSgA FM, its compliance programs and regulatory matters, SSgA FM's Form ADV and the gross performance of various SSgA FM index products compared to corresponding securities market indexes. The Board noted Fund Management's representation that LIAC would benefit from operational efficiencies by having all of the Lincoln quantitative and index funds subadvised by SSgA FM. The Board also considered the responses of SSgA FM to questions posed at its in-person presentation regarding portfolio management and litigation filed against State Street Corporation, the parent of SSgA FM regarding investments tied to mortgage securities. The Board concluded that the services to be provided by SSgA FM were expected to be acceptable.

With respect to the sub-advisory fees for the Funds, the Board considered that the rate of the proposed sub-advisory fee was negotiated at arm's length between LIAC and SSgA FM, an unaffiliated third party, and that LIAC would compensate SSgA FM from its fee and concluded the proposed sub-advisory fees were reasonable. In addition, the Board noted that the current sub-advisory fees for the Funds were proposed to remain the same.

Although no information regarding SSgA FM's estimated profitability as sub-adviser was provided, the Board considered that the sub-advisory fees were negotiated at arm's length between LIAC and SSgA FM, and that LIAC would compensate SSgA FM from LIAC's advisory fees. The Board considered other benefits available to SSgA FM because of its proposed relationship to the Funds and considered that SSgA FM may have an enhanced ability to obtain research services through the allocation of fund brokerage.

The Board compared the annual composite performance of the SSgA
S&P 500 product for recent calendar years to the performance of the S&P 500 Index and the LVIP S&P 500 Index Fund for the same periods. The Board noted that the SSgA S&P 500 Index product gross of fees performance compared favorably to the S&P 500 Index and the LVIP S&P 500 Index Fund and concluded that SSgA FM's performance was expected to be acceptable.

The Board compared the annual composite performance of the SSgA Russell 2000 Index product for recent calendar years to the performance of the Russell 2000 Index and the LVIP Small-Cap Index Fund for the same periods. The Board noted, however, that the LVIP Small-Cap Index Fund had only recently adopted an index strategy in April 2007 and therefore its comparative performance was less relevant. The Board noted that the SSgA Russell 2000 Index product gross of fees performance was within an acceptable range of the Russell 2000 Index in each period and concluded that SSgA FM's performance was expected to be acceptable.

Based upon all of the information considered and the conclusions reached, the Board approved the Agreement with SSgA FM and the amounts to be paid under the Agreement.

III.   The New Sub-Advisory Agreement

The Agreement is substantially similar to the Fund's prior sub-advisory agreement, other than the identity of the sub-adviser.

SSgA FM will, subject to the supervision of the Adviser, provide a continuous investment program for the Fund and determine the composition of the assets of the Fund, including the determination of the purchase, retention, or sale of securities, cash and other investments in accordance with the Fund's investment objectives, policies and restrictions. SSgA FM is also authorized to select broker-dealers to execute Fund securities transactions as it deems appropriate. SSgA FM shall vote proxies relating to the Fund's investment securities.

SSgA FM bears the expenses of all necessary investment and management facilities, including salaries of personnel, for its activities in connection with the services provided under the Agreement.

Except as provided by the Agreement's Indemnification section, SSgA FM is not subject to any liability to the Adviser, the Fund or to any shareholder of the Fund for any act or omission connected with rendering services under the Agreement, except by reason of SSgA FM's willful misfeasance, bad faith, or gross negligence or by reason of SSgA FM's reckless disregard of its obligations and duties under the Agreement. Pursuant to the Indemnification section, SSgA FM agrees to indemnify the Adviser and the Fund for, and hold them harmless against, any and all losses, claims, damages, liabilities or litigation to which the Adviser or the Fund may become subject as a result of any untrue statement of a material fact (or any omission of a material fact) contained in disclosure provided by SSgA FM for inclusion in the Fund's regulatory filings. The Adviser agrees to indemnify SSgA FM for, and hold it harmless against, any and all losses, claims, damages, liabilities or litigation to which the SSgA FM may become subject as a result of any disclosure containing any untrue statement of a material fact (or any omission of a material fact) contained in the Fund's regulatory filings which statement was not provided by SSgA FM for inclusion in the Fund's regulatory filings.

The Agreement will continue in effect for a period of two years from the effective date, and will continue from year to year thereafter, subject to annual approval by the Board or by the shareholders of the Fund and also, in either event, approval of a majority of the Independent Trustees. The Agreement may be terminated without penalty at any time by: (a) any of the parties upon 60 days' prior written notice to the other parties; (b) by the vote of a majority of Board of Trustees of the Trust; or (c) by the vote of a majority of the outstanding voting securities of the Fund.

The sub-advisory fees for sub-advisory services under the Agreements with SSgA FM are unchanged from the prior sub-advisory agreements with Mellon and are set forth below:


-----------------------------------------------------         -------------------------------------------
          LVIP SSgA S&P 500 Index Fund                            LVIP SSgA Small-Cap Index Fund
           Sub-Advisory Fee Payable by                              Sub-Advisory Fee Payable by
              Adviser to SSgA FM                                       Adviser to SSgA FM
  (Based on Average Daily Net Assets of the Fund)             (Based on Average Daily Net Assets of the Fund
-----------------------------------------------------         -------------------------------------------
      .015% of first 1 Billion                                     .030% of the first 500 Million
      .010 over 1 Billion                                          .020% over 500 Million

Subject to a minimum annual fee of $100,000                     Subject to a minimum annual fee of $100,000
-----------------------------------------------------         -------------------------------------------


The following are investment funds for which SSgA FM acts as sub-adviser which have similar investment objectives to the LVIP SSgA S&P 500 Index Fund. SSgA FM does not act as an investment adviser to any other fund similar to the LVIP SSgA Small-Cap Index Fund.

                          LVIP SSgA S&P 500 Index Fund

----------------------------------- ---------------------------------- -----------------------------------------------------
        Comparable Account                   Contractual Fee              Assets Under Management
             or Fund                     (including breakpoints)
----------------------------------- ---------------------------------- -----------------------------------------------------
Sample Client Account #1            5 bps on the first $100 mil,       Assets Under Management as of
                                    4 bps on the next $200 mil,        March 31, 2008: $132,830,428
                                    3 bps on assets >$300 mil
----------------------------------- ---------------------------------- -----------------------------------------------------
Sample Client Account #2            5 bps on the first $100 mil,       Assets Under Management as of
                                    4 bps on the next $200 mil,        March 31, 2008: $388,170,678
                                    3 bps on assets >$300 mil
----------------------------------- ---------------------------------- -----------------------------------------------------
Sample Client Account #3            3 bps on the first $50 mil,        Assets Under Management as of
                                    2 bps on the next $200 mil,        March 31, 2008: $312,779,673
                                    1 bps next $750mil,
                                    0.8 bps thereafter
----------------------------------- ---------------------------------- -----------------------------------------------------
Sample Client Account #4            1 bps on all assets                Assets Under Management as of
                                                                       March 31, 2008: $1,424,118,832
----------------------------------- ---------------------------------- -----------------------------------------------------

SSgA FM has not waived, reduced, or otherwise agreed to reduce their compensation under their contracts with such funds.

As of December 31, 2007, LIAC had the following affiliated brokers: Delaware Distributors, L.P., Delaware Distributors, Inc., Lincoln Financial Distributors, Inc., Lincoln Financial Advisors Corporation, The Lincoln National Life Insurance Company, Jefferson Pilot Variable Corporation and Lincoln Financial Securities Corporation (formerly known as Jefferson Pilot Securities Corporation). As of December 31, 2007, SSgA FM had the following affiliated brokers: State Street Global Markets, LLC, State Street Global Markets Canada, Inc., State Street Global Markets International, LTD, State Street Global Markets (Japan), CitiStreet Advisors, LLC, State Street Bank & Trust Co. - Sydney. For the fiscal year ended December 31, 2007, the Funds paid no brokerage commissions to affiliated brokers.

IV.    Information Regarding SSgA FM

SSgA FM is an asset management firm with approximately $154 billion in assets under management as of March 31, 2008. SSgA FM is headquartered at One Lincoln Street, Boston, MA 02111-2900. SSgA FM is an SEC-registered investment adviser and a wholly-owned subsidiary of State Street Corporation, a publicly held bank holding company.

The following list sets forth the principal executive officers, directors and general partners of SSgA FM, each of whom may be reached at the principal offices of the firm:

Name                             Position
-----                            -----------
James E. Ross                    President and Director
Peter Leahy                      Director
Thomas Kelley                    Treasurer
Beverly J. DeWitt                Chief Compliance Officer
Mark Duggan                      Director and Chief Legal Officer

SSgA FM does not have any financial condition which is reasonably likely to impair the firm's financial ability to fulfill its commitment to the Trust.

V.       Information Regarding the Trust

The annual report for the Trust for the fiscal year ended December 31, 2007 has previously been sent to shareholders. That report and any more current semi-annual report are available upon request without charge by contacting the Trust by:

       Regular mail: Lincoln Variable Insurance Products Trust, P.O. Box 2340, Fort Wayne, Indiana 46801 (Attn: Customer Service)

       Express mail: Lincoln Variable Insurance Products Trust, 1300 South Clinton Street, Fort Wayne, Indiana 46802 (Attn: Customer Service)

       Phone: 800-454-6265

The Trust's investment adviser is Lincoln Investment Advisors Corporation, 1300 South Clinton Street, Fort Wayne, Indiana 46802. The Trust's administrator is The Lincoln National Life Insurance Company, 1300 South Clinton Street, Fort Wayne, Indiana 46802. The Trust's principal underwriter is Lincoln Financial Distributors, Inc., 2001 Market Street, Philadelphia, PA 19103.



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